SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): March 26, 2004



                      FINANCIAL INDUSTRIES CORPORATION
           (Exact name of Registrant as specified in charter)




         Texas                        0-4690                      74-2126975
 (State or other jurisdiction   (Commission file number)     (I.R.S. employer
  of incorporation)                                          identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)

     Registrant's telephone number, including area code:  (512) 404-5000




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Item 5 - Other Events and Regulation FD  Disclosure.

(i) On March 16, 2004, the Company filed a Form 12b-25, Notification of Late Filing (the "Notification"), with respect to the filing of its report on Form 10-K for the fiscal year ending December 31, 2003. A copy of the Form 12b-25 was attached as an exhibit to the Company's Current Report on Form 8-K with a filing date of March 23, 2004.

Subsequent to the filing of the Notification, the Company has continued work on its consolidated financial statements for the year ended December 31, 2003. However, the Company has determined that it will not be able to file the Form 10-K within the 15-day extension period provided under Rule 12b-25. Currently, the Company does not anticipate that it will be able to file its Form 10-K prior to April 9, 2004.

(ii) George M. Wise, who has served as Chief Financial Officer since November 2002 has agreed to continue his service with the Company until completion of the 10-K filing. In a Current Report on Form 8-K filed on March 10, 2004, it was reported that Mr. Wise was expected to leave the Company at the end of March.


As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this Form 8-K relating to matters that are not historical factual information are forward-looking statements that represent management's belief and assumptions based on currently available information. The information contained in this report relating to anticipated filing dates and the contingencies and uncertainties to which the Company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements including the timing, completion and results of the Company's reviews and audits. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         FINANCIAL INDUSTRIES CORPORATION



Date: March 26, 2004                    By:  /s/ Theodore A. Fleron
                                             Vice President and Secretary




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